Exhibit 5.1

March 28, 2025

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with offering for resale by the selling shareholders listed therein of up to 9,100,241 American Depositary Shares or ADSs, each representing thirty ordinary shares, no par value, of the Company (the “Ordinary Shares”), including (i) 6,111,111 ADSs (the “Series A Warrants ADSs”) issuable upon the exercise of Series A warrants (the “Series A Warrants”), pursuant to certain securities purchase agreements dated March 7, 2025 (the “Securities Purchase Agreements”); and (ii) 2,989,130 ADSs (the “Series B Warrants ADSs”) issuable upon the exercise of Series B warrants (the “Series B Warrants”), pursuant to the Securities Purchase Agreements (the Series A Warrants and Series B Warrants being collectively, the “Warrants”; the Series A Warrants ADSs and Series B Warrants ADSs being collectively, the “Warrants ADSs”; and the securities listed above being collectively, the “Securities”). The Securities to be offered and sold pursuant to a registration statement on Form F-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) on or about March 28, 2025 under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon their respective issuance in accordance with the terms of the Securities Purchase Agreements and Warrants, the Ordinary Shares underlying the Warrants ADSs, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreements and the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Lipa Meir & Co